Exhibit 99.2

Motive Announces Completion of Independent Investigation

Dismisses Auditor

Announces Date for Release of Unaudited Financial Information

AUSTIN, Texas, July 30, 2007—Motive, Inc. (OTC: MOTV), a leading provider of management software for broadband and mobile data services, said today that the independent investigation by its Board of Directors’ Audit Committee into the company’s past accounting practices and related matters has been concluded.

In a detailed Current Report on Form 8-K filed today, it was also disclosed the Board’s Audit Committee voted unanimously on Friday, July 27, to dismiss Ernst & Young as the company’s independent auditor, and to proceed as rapidly as possible to engage a new independent certified public accountant. The Form 8-K provides detailed information and a chronology leading up to the dismissal of Ernst & Young.

Ernst & Young’s dismissal was effective July 27. Motive has authorized Ernst & Young to respond fully to inquiries from the Company’s successor independent accountant concerning the subject matter of each of the disagreements, reportable events and other matters described in the Current Report on Form 8-K.

In November 2005, Motive’s Audit Committee, consisting of three independent directors, initiated the independent review and retained the law firm of Graves, Dougherty, Hearon & Moody, P.C. as independent counsel, which engaged PricewaterhouseCoopers to provide accounting and forensic investigation assistance. Subsequently, the Company announced it would restate previously issued financial statements dating back to fiscal 2001. Prior to and during the period under review Ernst & Young was the company’s independent auditor.

The Audit Committee’s independent investigative team reviewed thousands of pages of hard copy and electronic documents, captured and analyzed over 1.8 million unique e-media files and 1.3 million unique e-mail messages, and conducted 80 formal interviews with Motive’s current and former employees, officers and directors, and various third parties. Motive’s management cooperated fully with the Audit Committee’s review.

“We are pleased to have reached conclusions to these difficult issues,” said Alfred Mockett, Motive’s chairman and chief executive officer. “All of us at Motive wish to publicly thank the Audit Committee and its chairman, Tom Meredith, for this dedicated work.”

Motive said that given the auditor change, no target date for issuing audited financial statements yet exists, but that the company would release, by August 31, unaudited annual financial statements for the years ended December 31, 2005 and December 31, 2006, and interim financial statements, unaudited, for the six months ended June 30, 2007.

“While we are not pleased to be without audited statements, we recognize the critical need for some level of financial information to be in the marketplace and consequently plan on releasing such information by August 31,” explained Mr. Mockett.

About Motive, Inc.

Motive provides service management software for broadband and mobile data services. Motive’s software is helping wireline, wireless, cable and satellite operators worldwide deliver a new generation of IP-based services that seamlessly integrate voice, video and data into a single, connected experience. With Motive, operators can leverage one service management platform to automate and remotely manage key customer touch points throughout the service lifecycle, across multiple services, networks and devices. The result is a consistent, unified experience for both customers and service providers that increases revenues from new and converged services, reduces fulfillment and support costs, and drives greater customer satisfaction and loyalty.

Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Forward-Looking Statements

This press release contains certain forward looking statements, within the meaning of the federal securities laws, which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause our actual results or performance to differ materially from that indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to timely complete the restatement of our historical financial results and timely complete our financial statements for the years ended December 31, 2005 and December 31, 2006 and for interim periods since December 31, 2006, our ability to timely engage a new independent accounting firm to audit our financial statements, the ability of such firm to complete its audits and reviews of our financial statements, our ability to complete and file our delinquent SEC reports, the fact that our historical financial results are not finalized and are subject to change, the outcome of an ongoing SEC investigation, the outcome of pending securities and shareholder derivative litigation, and those additional risk factors and uncertainties discussed in our filings with the SEC, which are available at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update any information contained in this press release.

For investors:

Mike Fitzpatrick

Motive, Inc.

(512) 531-1044 W

(512) 983-7065 M

Mike.fitzpatrick@motive.com

Media Contact:

Al Bellenchia

The Torrenzano Group

(212) 681-1700 W

(917) 670-6665 M

mail to: abellenchia@torrenzano.com